Securities and Exchange Commission
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
July 16, 2007
American Natural Energy Corporation
(Exact name of registrant as specified in its charter)

Oklahoma	0-18596	73-1605215

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6100 South Yale, Tulsa, Oklahoma 74136

(Address of principal executive offices)
Registrant’s telephone number, including area code: (918) 481-1440

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 4 — Matters Related to Accountants and Financial Statements
Item 4.01 Changes in Registrant’s Certifying Accountant.
     (a) On July 16, 2007, American Natural Energy Corporation (the “Company”) dismissed PricewaterhouseCoopers, LLP (“PwC”) as its independent registered public accounting firm. The Company’s audit committee and board of directors approved the dismissal of PwC.
     PwC did not audit the Company’s financial statements for the year ended December 31, 2006. The reports of PwC on the Company’s financial statements for the fiscal years ended December 31, 2005 and 2004 did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principle, except that such reports included an explanatory paragraph that expressed substantial doubt about the Company’s ability to continue as a going concern.
     During the fiscal years ended December 31, 2004 and 2005 and through July 16, 2007, the date of dismissal of PwC, the Company had no disagreements with PwC with respect to accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of its disagreement in connection with its reports on such financial statements for such years.
     During the fiscal years ended December 31, 2004 and 2005 and through July 16, 2007, the date of dismissal of PwC, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).
     The Company provided PwC with a copy of this report concurrently with filing it with the Securities and Exchange Commission (“Commission”). The Company requested that PwC furnish the Company with a letter to the Commission stating whether or not PwC agrees with the above statements. A copy of that letter will be filed as an Exhibit to this Report by amendment of this Report.
     (b) On July 16, 2007, the Company engaged Malone & Bailey, PC (“Malone & Bailey”) as its independent registered public accounting firm. The Company’s audit committee and board of directors approved the engagement of Malone & Bailey.
     During the fiscal years ended December 31, 2004 and 2005, through July 16, 2007, the date of Malone & Bailey’s engagement, neither the Company, nor anyone on its behalf, consulted with Malone & Bailey regarding (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements and either a written report was provided to the Company or oral advice was provided that Malone & Bailey concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions to that item) with the Company’s former principal accountants or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K) involving the Company’s former independent registered public accounting firm.
     On July 17, 2007, the Company provided Malone & Bailey with a copy of this report prior to filing it with the Commission to provide Malone & Bailey with an opportunity to furnish to the Company a letter addressed to the Commission containing any new information, clarification of the Company’s expression of its views, or the respects in which Malone & Bailey does not agree with the statements made by the Company in this Current Report in response to Item 304(a) of Regulation S-K. Malone & Bailey did not furnish such a letter to the Company.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of businesses acquired. None required.

(b)	Pro forma financial information. None required.

(c)	Exhibits:

Exhibit Number	Description of Document
16	Letter from PWC. To be filed by amendment.

Signatures
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Natural Energy Corporation

Dated: July 18, 2007	By:	/s/ Michael K. Paulk

Michael K. Paulk, President